                          DAUPHIN DEPOSIT CORPORATION
                                                                 EXHIBIT (10)(L)

                               FIRST AMENDMENT TO
                      EMPLOYMENT AND CONSULTING AGREEMENT

  THIS AMENDMENT made this 2nd day of April, 1993, is by and among DAUPHIN DEPOSIT CORPORATION ("Dauphin Deposit"), FARMERS BANK AND TRUST COMPANY OF HANOVER (the "Bank"), a wholly owned subsidiary of Dauphin Deposit and LAWRENCE
J. LaMAINA, JR. ("LaMaina") and amends that certain Employment and Consulting Agreement dated January 27, 1992 (the "Agreement") by and among the parties hereto and FB&T Corporation, a corporation which was merged into Dauphin Deposit on July 1, 1992, a copy of which is attached hereto as Exhibit 1.

                             W I T N E S S E T H :

  WHEREAS, LaMaina is currently employed as Chairman, President and Chief Executive Officer of the Bank pursuant to the terms and conditions of the Agreement; and

  WHEREAS, the parties hereto desire to extend the term of LaMaina's full-time employment pursuant to the Agreement and to revise the period of consultancy thereunder as set forth herein.

  NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and in the Agreement, the parties hereto, intending to be legally bound, agree as follows:

  1. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

  2. Term. The term of LaMaina's engagement hereunder shall commence on the effective date of the Merger and continue until December 31, 1996, unless earlier terminated in accordance with the terms of this Agreement. From the Effective Date of the Merger until January 31, 1996, LaMaina shall be a full-time employee of the Bank with the duties set forth in Section 3 hereof. If and only if LaMaina's full-time employment is not terminated prior to January 31, 1996 by LaMaina, by Dauphin Deposit or the Bank for good cause (as defined herein) or as a result of LaMaina's death or disability, LaMaina shall thereafter be retained until December 31, 1996 as a consultant on the terms set forth in Section 4 hereof.

  3. Section 3 of the Agreement is hereby amended by deleting from the introductory clause of the first sentence thereof the following parenthetical:
"(including the one (1) year extension period, if any)".

  4. Section 4 of the Agreement is hereby amended to read in its entirety as follows:

    4. Duties as a Consultant. If (i) neither Dauphin Deposit nor the Bank terminate LaMaina's full-time employment hereunder prior to January 31, 1996, for good cause or as a result of LaMaina's death or disability, or
  (ii) LaMaina does not terminate such full-time employment prior to January 31, 1996, LaMaina shall be retained as a consultant to the Bank and Dauphin Deposit for the period February 1, 1996 through December 31, 1996, and during said period as a consultant, LaMaina shall:

      (a) Render to the Bank and Dauphin Deposit such services of an advisory or consultative nature as Dauphin Deposit or the Bank may reasonably request, so that such parties may have the benefit of LaMaina's experience and knowledge of the affairs of the Bank and his reputation and contacts in the community, and he will be available for advice and counsel to the officers and directors of the Bank and Dauphin Deposit at all reasonable times (but not on a full-time basis) by telephone, letter or in person; provided, however, that his failure to render such services or give such advice and counsel by reason of his illness or other incapacity shall not affect his right to receive his compensation during such period; and

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                          DAUPHIN DEPOSIT CORPORATION

      (b) Refrain from becoming employed by, associated with or rendering advice or service to any other bank or bank holding company in competition with the Bank, Dauphin Deposit or any other banking subsidiary of Dauphin Deposit or the Bank.

  5. Paragraph (b) of Section 5 of the Agreement is hereby amended to read in its entirety as follows:

      (b) During Period of Consultancy (If Any). If, pursuant to Section 4 hereof, LaMaina is retained as a consultant to the Bank and/or Dauphin Deposit for the specified eleven (11) month period after the period of his full-time employment hereunder, LaMaina shall be paid by the Bank during said eleven (11) month period a consulting fee equal to Two Hundred Twenty Thousand Six Hundred Eighty Seven Dollars and Fifty Cents ($220,687.50), payable in bi-weekly installments, subject to withholding (if any) and other applicable taxes and payroll deductions (if any). Except for continuation of medical insurance benefits in accordance with Section 8 hereof, LaMaina shall not be entitled to any other payments or fringe benefits during the consulting period. During the period of consulting, if any, hereunder, LaMaina shall be an independent contractor only and not an employee of the Bank or Dauphin Deposit.

  6. Except as amended hereby, the Agreement shall remain in full force and effect, without further amendment or modification. All references in the Agreement as amended hereby to "this Agreement" and the terms "hereof", "hereunder" and similar terms shall hereafter refer to the Agreement as amended hereby.

  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have set their hands and seals as of the day and year first above written.

ATTEST:                                   FARMERS BANK AND TRUST COMPANY OF
                                           HANOVER

       /s/ Elizabeth F. Carson                     /s/ Mary Ann Williams
- -------------------------------------     By: ---------------------------------
(Asst). Secretary                             Vice President
(Seal)



                                          DAUPHIN DEPOSIT CORPORATION

       /s/ Claire D. Flemming                   /s/ Christopher R. Jennings
- -------------------------------------     By: ---------------------------------
Secretary                                     Christopher R. Jennings
(Seal)                                        President and Chief
                                              Operating Officer



WITNESS:

         /s/ Donna J. Winters                 /s/ Lawrence J. LaMaina, Jr.
- -------------------------------------     -------------------------------------
                                          Lawrence J. LaMaina, Jr.

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